Exhibit (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY
To Tender Shares of Common Stock
(Including the Associated Preferred Stock Purchase Rights)
of
CPEX Pharmaceuticals, Inc.
Pursuant to the Offer to Purchase
dated April 22, 2010
of
RSR ACQUISITION COMPANY
a wholly-owned subsidiary of
SHELTER BAY HOLDINGS, LLC

This form, or a substantially equivalent form, must be used to accept the Offer (as defined below) if the certificates for shares of common stock, par value $0.01 per share, and the associated preferred stock purchase rights, of CPEX Pharmaceuticals, Inc. and any other documents required by the Letter of Transmittal cannot be delivered to the Depositary by the expiration of the Offer. Such form may be delivered by hand, or transmitted by telegram, telex facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

DEUTSCHE BANK TRUST COMPANY AMERICAS

By Regular, Registered or Certified Mail:	By Facsimile or Electronic Mail (for Eligible Institutions Only):	By Hand or Overnight Delivery:
17 Battery Place 8th Floor South Building New York, New York 10004-1123	(615) 866-3889 DB.Reorg@db.com	17 Battery Place 8th Floor South Building New York, New York 10004-1123
For Information (800) 735-7777

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to RSR Acquisition Company (the “Purchaser”), a Delaware corporation and a wholly-owned subsidiary of Shelter Bay Holdings, LLC, a New York limited liability company, upon the terms and subject to the conditions set forth in the Offer to Purchase dated April  22, 2010, and the related Letter of Transmittal (which, together with any amendments and supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, _______ shares of common stock, par value $0.01 per share (the “Common Stock”), of CPEX Pharmaceuticals, Inc., a Delaware corporation, and the associated preferred stock purchase rights (the “Rights”; the Common Stock and Rights, collectively, the “Shares”), pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Certificate Numbers (if available)

If delivery will be by book-entry transfer:

Name of Tendering Institution

Account Number

SIGN HERE

(Signature(s))

(Name(s)) (Please Print)

(Addresses)

(Zip Code)

(Area Code and Telephone Number)

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange, Inc. Medallion Signature Program (MSP) or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees (i) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14c-4 under the Securities Exchange Act of 1934, (ii) that such tender of Shares complies with Rule 14c-4 and (iii) to deliver to the Depositary the Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof) and certificates for the Shares to be tendered or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three New York Stock Exchange trading days of the date hereof.

(Name of Firm)

(Address)

(Zip Code)

(Authorized Signature)

(Name)

(Area Code and Telephone Number)

Dated: __________, 2010